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                                                                     EXHIBIT 1.1

                               CAPITAL ONE BANK

      $_________________ Class A Floating Rate Asset Backed Certificates,
                                 Series 199_-_
                            Capital One Master Trust

             REPRESENTATIVE FORM OF CLASS A UNDERWRITING AGREEMENT

                                                               ________ __, 199_

[Class A Underwriter]


Ladies and Gentlemen:


          Section 1. Introductory. Capital One Bank (the "Seller" and the "Servicer"), has formed a master trust entitled the Capital One Master Trust (the "Trust"), which has issued and will continue to issue, from time to time, asset-backed securities (whether in certificated or uncertificated form, the "Certificates") in one or more series (each, a "Series"). Each Certificate evidences a fractional, undivided percentage interest or beneficial interest in the Trust. The property of the Trust includes receivables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts and other consumer revolving accounts (the "Accounts"), collections thereon and certain related property which has been conveyed and which will continue to be conveyed to the Trust by the Seller. The Certificates to which this Agreement applies will be issued pursuant to the Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and supplemented from time to time (the "Base Pooling and Servicing Agreement"), between Capital One Bank (as assignee and successor to Signet Bank/Virginia), as Seller and Servicer, and The Bank of New York, as trustee (the "Trustee"), as supplemented by the Series 199_-_ Supplement, expected to be dated as of _________ __, 199_, between Capital One Bank, as Seller and Servicer, and the Trustee (the "Series Supplement," and together with the Base Pooling and Servicing Agreement, the "Pooling and Servicing Agreement").

          To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Pooling and Servicing Agreement.

          Pursuant to this Agreement, and subject to the terms hereof, the Seller agrees to cause the Trust to sell to ___________________ (the "Class A Underwriter") U.S. $____________ aggregate initial principal amount of Class A Floating Rate Asset Backed Certificates, Series 199_-_ (the "Class A Certificates"). Concurrently with the sale of the Class A Certificates, the Seller proposes to cause the following to occur:

     (a) The Trust will sell to ____________ (the "Class B Underwriter") U.S. $___________ aggregate initial principal amount of Class B Floating Rate Asset Backed Certificates, Series 199_-_ (the "Class B Certificates"), which will be sold pursuant to a
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  separate underwriting agreement between the Seller and the Class B Underwriter
  (the "Class B Underwriting Agreement").

     (b) The Trust will issue to a purchaser or purchasers to be determined (the "Class C Interest Holder") U.S. $___________ aggregate initial principal amount of Class C Floating Rate Asset Backed Interests, Series 199_-_ (the "Class C Interests," and together with the Class B Certificates and Class A Certificates, the "Series Interests"), which Class C Interests will be sold to the Class C Interest Holder pursuant to a loan agreement (the "Loan Agreement") among the Seller and the Servicer, the Class C Interest Holder and the agent for the Class C Interest Holder.

     (c) The Trust will cause a cash collateral account (the "Cash Collateral Account") to be established in the name of the Trustee for the benefit of the holders of the Series Interests and funded in the amount of $__________.

  Section 2. Representations and Warranties of the Seller. The Seller represents and warrants to the Class A Underwriter as of the date hereof and as of the Closing Date as follows:

          (a)(i) A registration statement on Form S-3 (No. 333-66335), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the offering of certificates as described therein from time to time in accordance with Rule 415 under the Securities Act of 1933 (the "Act") has been filed with the Securities and Exchange Commission (the "Commission") (which may have included one or more preliminary prospectuses and prospectus supplements (each, a "Preliminary Prospectus") meeting the requirements of Rule 430 of the Act) and such registration statement, as amended, has become effective; such registration statement, as amended, and the prospectus relating to the sale of the Class A Certificates and the Class B Certificates offered thereby by the Seller constituting a part thereof, as from time to time amended or supplemented (including any prospectus filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission (the "Rules and Regulations") under the Act), are respectively referred to herein as the "Registration Statement" and the "Prospectus"; provided that a supplement to the Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Prospectus only with respect to the offering of the Series of the Certificates to which it relates; and the conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

          (ii) As of the Closing Date, the Registration Statement and the Prospectus, except with respect to any modification to which the Class A Underwriter has agreed in writing, shall be in all substantive respects in the form furnished to the Class A Underwriter before such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus that has previously been furnished to the Class A Underwriter) as the Seller has advised the Class A Underwriter, before such time, will be included or made therein.

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          (iii) On the effective date of the Registration Statement, the
     Registration Statement conformed in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, on the Closing Date, the Registration Statement and the Prospectus will conform in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to information contained in or omitted from either of the documents based upon written information furnished to the Seller by the Class A Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus.

          (b) The Seller has been duly incorporated and is a banking corporation validly existing under the laws of the Commonwealth of Virginia and has, in all material respects, full power and authority to own its properties and conduct its business as described in the Prospectus, is duly qualified to do business and is in good standing (or is exempt from such requirements), and has obtained all necessary material licenses and approvals (except with respect to the state securities or Blue Sky laws of various jurisdictions), in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of holders of the Certificates under the Pooling and Servicing Agreement.

          (c) The execution, delivery and performance by the Seller of this Agreement, the Loan Agreement and the Pooling and Servicing Agreement, and the issuance of the Series Interests and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Seller. Neither the execution and delivery by the Seller of such instruments, nor the performance by the Seller of the transactions herein or therein contemplated, nor the compliance by the Seller with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the material terms and provisions of, or constitute a material default under, any of the provisions of the Articles of Incorporation or By-laws of the Seller, or (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties, or (iii) conflict with any of the provisions of any material indenture, mortgage, agreement, contract or other instrument to which the Seller is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

          (d)   The Seller has duly executed and delivered this Agreement.

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          (e)   The Seller has authorized the conveyance of the Receivables and the conveyance of an interest in the Seller's interest in any related Funds Collateral to the Trust, and the Seller has authorized the Trust to issue and sell the Class A Certificates.

          (f) The Seller has delivered to the Class A Underwriter complete and correct copies of publicly available portions of the Consolidated Reports of Condition and Income of the Seller for the year ended _________ __, 199_, as submitted to the Governors of the Federal Reserve System. Except as set forth in or contemplated in the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller since __________ __, 199_.

          (g) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Seller of this Agreement, the Loan Agreement, the Pooling and Servicing Agreement, and the Class A Certificates shall have been paid or will be paid by the Seller at or before the Closing Date to the extent then due.

          (h) The Class A Certificates have been duly authorized. The Class A Certificates, when validly issued in accordance with the Pooling and Servicing Agreement and sold to the Class A Underwriter pursuant to this Agreement, will conform in all material respects to the descriptions thereof contained in the Prospectus and will be validly issued and entitled to the benefits and security afforded by the Pooling and Servicing Agreement. When executed and delivered by the parties thereto, each of the Class A Certificates, the Pooling and Servicing Agreement and this Agreement will constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws now or hereafter in effect relating to creditors' rights in general and the rights of creditors of state banking corporations as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Seller or in the event of any moratorium or similar occurrence affecting the Seller and to general principles of equity. All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Class A Certificates pursuant to this Agreement and the Pooling and Servicing Agreement have been or will be taken or obtained on or before the Closing Date.

          (i) The Trust is not now, and following the sale of the Series Interests, will not be, required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (j) Except for the Class A Underwriter, the Seller has employed or retained no broker, finder, commission agent or other person in connection with the sale of the Class A Certificates, and the transactions contemplated by this Agreement, and neither

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     the Seller nor the Trust are under any obligation to pay any broker's fee or commission in connection with such transactions.

          (k) No Pay Out Event or any event which after any applicable grace period will become a Pay Out Event is subsisting in relation to any outstanding Certificates and no event has occurred which would constitute (after an issue of Certificates) a Pay Out Event or any event which after any applicable grace period will become a Pay Out Event.

          (l) Based on information currently available to, and in the reasonable belief of, the management of the Seller, the Seller is not engaged (whether as defendant or otherwise) in, nor has the Seller knowledge of the existence of, or any threat of, any legal, arbitration, administrative or other proceedings the result of which might have a material adverse effect on the Class A Certificateholders.

          (m) The representations and warranties of the Seller and Servicer in the Pooling and Servicing Agreement are true and correct in all material respects.

     Section 3. Purchase, Sale and Issuance of Class A Certificates. (a) Subject to the terms and conditions and in reliance upon the covenants, representations and warranties herein set forth, the Seller agrees to cause the Trust to sell to the Class A Underwriter, and the Class A Underwriter agrees to purchase, the Class A Certificates. The Class A Certificates will bear interest at [one-month LIBOR] as determined each month plus __% per year. The sale and purchase of the Class A Certificates shall take place at a closing (the "Closing") at the offices of Orrick, Herrington & Sutcliffe LLP, 3050 K Street, N.W., Washington, D.C., at 10:00 a.m., New York City time, on _____________ __, 199_ (the "Closing Date"). The purchase price for the Class A Certificates shall be equal to ______% of the aggregate initial principal amount of the Class A Certificates. On the Closing Date, the Class A Underwriter shall against delivery of the Class A Certificates as set forth in clause (b), pay (or cause to be paid) the purchase price to an account to be designated by the Seller.

     (b) The Seller shall deliver the Class A Certificates to the Class A Underwriter through the facilities of The Depository Trust Company ("DTC") of Book-Entry Certificates. The Class A Certificates shall be global certificates registered in the name of Cede & Co., as nominee for DTC. The number and denominations of definitive certificates so delivered shall be as specified by DTC. The definitive certificates for the Class A Certificates will be made available for inspection by the Class A Underwriter at the offices of Orrick, Herrington & Sutcliffe LLP, at the address set forth above, not later than 1:00 P.M., New York City time, or as the Class A Underwriter and the Seller shall agree, on the Business Day before the Closing Date.

     Section 4. Offering by Class A Underwriter.

          (a) The Seller authorizes the Class A Underwriter to take all such action as it may deem advisable in respect of all matters pertaining to sales of the Class A Certificates to dealers and to retail purchasers and to member firms and specialists, including the right to make variations in the selling arrangements with respect to such sales. Upon the authorization by the Class A Underwriter of the release of the Class A

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     Certificates, the Class A Underwriter proposes to offer the Class A
     Certificates for sale upon the terms and conditions set forth in the Prospectus. If the Prospectus specifies an initial public offering price or a method by which the price at which such Class A Certificates are to be sold, then after the Class A Certificates are released for sale to the public, the Class A Underwriter may vary from time to time the public offering price, selling concessions and reallowances to dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") and other terms of sale hereunder and under such selling arrangements.

          (b) Notwithstanding the foregoing, the Class A Underwriter agrees that it will not offer or sell any Class A Certificates within the United States, its territories or possession or to persons who are citizens thereof or residents therein, except in transactions that are not prohibited by any applicable securities, bank regulatory or other applicable law.

          (c)   The Class A Underwriter agrees that:

            (i) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 (the "Regulations") with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom;

            (ii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or are persons to whom such document may otherwise lawfully be issued or passed on;

            (iii) if it is an authorized person under Chapter III of part I of the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02(2) of the Financial Services (Promotion of Unregulated Schemes) Regulations
          1991) to any person in the United Kingdom the scheme described in the Prospectus Supplement and the Prospectus if that person is of a kind described either in section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991; and

            (iv) it is a person of a kind described in Article 11(3) of the Financial Services Act 1986 (investment Advisements) (Exemptions) Order 1996.

     Section 5. Covenants of the Seller. The Seller covenants and agrees with the Class A Underwriter that:

          (a) The Seller will prepare a Prospectus Supplement setting forth the amount of Class A Certificates covered thereby and the terms thereof not otherwise specified in

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     the Prospectus, the price at which the Class A Certificates are to be purchased by the Class A Underwriter from the Seller, the initial public offering price at which the Class A Certificates are to be sold, the selling concessions and allowances, if any, and such other information as the Seller deems appropriate in connection with the offering of the Class A Certificates, but the Seller will not file any amendments to the Registration Statement as in effect with respect to the Class A Certificates, or any amendments or supplements to the Prospectus, without the Class A Underwriter's prior consent (which consent shall not be unreasonably withheld or delayed); the Seller will immediately advise the Class A Underwriter and its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communication suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Class A Certificates or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as practicable after the Seller is advised thereof, and will use its reasonable efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

          (b) If, at any time when a Prospectus relating to the Class A Certificates is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Seller will promptly prepare and (subject to review and no reasonable objection by the Class A Underwriter as described in Section 5(a)) file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Class A Underwriter's consent to any amendment shall not constitute a waiver of any of the conditions of Section 6.

          (c) The Seller will make generally available to the holders of the Class A Certificates (the "Certificateholders") (the Certificates being the applicable clearing Agency in the case of Book-Entry Certificates), in each case as soon as practicable, a statement which will satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Commission with respect to the related Series of Certificates.

          (d) The Seller will furnish to the Class A Underwriter copies of the Registration Statement (at least one copy to be delivered to the Class A Underwriter will be signed and will include all documents and exhibits thereto or incorporated by reference therein), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Class A Underwriter reasonably requests.

          (e) The Seller will assist the Class A Underwriter in arranging for the qualification of the Class A Certificates for sale and the determination of their eligibility

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     for investment under the laws of such jurisdictions as the Class A
     Underwriter may designate and will continue to assist the Class A Underwriter in maintaining such qualifications in effect so long as required for the distribution; provided, however, that neither the Seller nor the Trust shall be required to qualify to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

     Section 6. Conditions to the Obligations of the Class A Underwriter. The obligations of the Class A Underwriter to purchase and pay for the Class A Certificates will be subject to the accuracy of the representations and warranties on the part of the Seller herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Seller made pursuant to the provisions thereof, to the performance by the Seller in all material respects of its obligations hereunder and to the following additional conditions precedent:

          (a) The Class A Underwriter shall have received, with respect to the Seller, a certificate, dated the Closing Date, of an authorized officer of the Seller in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date, (ii) the Seller has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or before the Closing Date, (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission, and (iv) since the date of the Prospectus, there has been no material adverse change in the condition (financial or otherwise) of the Seller except as set forth in or contemplated in the Registration Statement and the Prospectus or as described in such certificate.

          (b) The Class A Underwriter shall have received an opinion of McGuire, Woods, Battle & Boothe, L.L.P., Virginia counsel for the Seller, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, to the effect that the statements in the Prospectus under the heading "Certain Legal Aspects of the Receivables -- Transfer of Receivables" to the extent they constitute matters of Virginia law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects. In rendering such opinion counsel may (i) as to matters involving the application of laws other than the laws of any jurisdiction other than the Commonwealth of Virginia, assume the conformity of such laws with the laws of the Commonwealth of Virginia and
     (ii) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Seller and public officials.

          (c) The Class A Underwriter shall have received an opinion of General Counsel of the Seller, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, to the effect that:

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              (i)   The Seller has been duly incorporated and is a banking
          corporation under the laws of the Commonwealth of Virginia, and has, in all material respects, full corporate power and authority to own its assets and operate its business as described in the Prospectus, and had at all relevant times and now has, the corporate power and authority to acquire, own and service the Receivables and its interest in any related Funds Collateral transferred or proposed to be transferred to the Trust as described in the Prospectus.

              (ii) The Seller has full corporate power and authority to sign the Registration Statement and to execute and deliver this Agreement, and the Seller and the Servicer each have full corporate power and authority to execute and deliver the Pooling and Servicing Agreement and to consummate the transactions contemplated herein and therein.

              (iii) The agreements referred to in clause (ii) have been authorized by all necessary corporate action on the part of the Seller and the Servicer and have been duly executed and delivered by the Seller and the Servicer.

              (iv) The Class A Certificates have been duly authorized by all necessary corporate action on the part of the Seller and have been duly executed and delivered by the Seller.

              (v) No consent, approval, authorization or order of, or filing with, any Virginia governmental agency or body or any Virginia court is required on the part of the Seller or the Servicer under applicable Virginia banking or other Virginia law for the consummation by the Seller or the Servicer of the transactions contemplated in this Agreement and in the Pooling and Servicing Agreement, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws.

              (vi) Neither the execution, delivery and performance by the Seller or the Servicer of their obligations under this Agreement or the Pooling and Servicing Agreement, the transfer by the Seller of the Receivables and its interest in any related Funds Collateral to the Trust, the issuance and sale of the Series Interests, nor the consummation by the Seller or the Servicer of any other of the transactions contemplated in this Agreement or the Pooling and Servicing Agreement, will conflict with, result in a material breach of or violation of any of the terms of, or constitute a default under, the Articles of Incorporation or By-laws of the Seller or the Servicer, each as amended, or any rule, order (known to such counsel), statute or regulation, to the extent the foregoing relate to Virginia banking or other Virginia laws, of any Virginia court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or

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          the terms of any material indenture or other material agreement or instrument known to such counsel to which the Seller or the Servicer is a party or by which it or its properties are bound; provided, however, that such counsel need express no opinion as to state securities or Blue Sky laws.

              (vii) No consent, approval, authorization or order of, or filing with, any United States governmental agency or body or any United States Federal court is required on the part of the Seller under United States Federal law for consummation by the Seller of the transactions contemplated in this Agreement or the Pooling and Servicing Agreement, except such as have been obtained or made and such as may be required under state securities or Blue Sky laws.

              (viii) Neither the execution, delivery and performance by the Seller or the Servicer of their obligations under this Agreement or the Pooling and Servicing Agreement, the transfer by the Seller of the Receivables and its interest in any related Funds Collateral to the Trust, the issuance and sale of the Series Interests, nor the consummation by the Seller or the Servicer of any other of the transactions contemplated in this Agreement or the Pooling and Servicing Agreement, will conflict with, result in a material breach of or violation of any of the terms of, or constitute a default under any rule, order, statute or regulation, to the extent the foregoing relate to United States Federal law, of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller or the terms of any material indenture or other material agreement or instrument which the Seller or the Servicer is a party or by which it or its properties are bound; provided, however, that no opinion is expressed with respect to any state securities or Blue Sky laws.

              (ix) Except as otherwise disclosed in the Prospectus or the Registration Statement, to the knowledge of such counsel, there are no actions, proceedings or investigations pending or threatened before any court, administrative agency or other tribunal (A) asserting the invalidity of this Agreement, the Pooling and Servicing Agreement or the Series Interests, (B) seeking to prevent the issuance of the Series Interests or the consummation of any of the transactions contemplated by this Agreement, the Pooling and Servicing Agreement or the Series Interests, which if adversely determined would materially and adversely affect the holders of the Series Interests, or the validity or enforceability of, this Agreement, the Pooling and Servicing Agreement or the Class A Certificates, or (C) seeking adversely to affect the United States Federal income tax attributes of the Class A Certificates as described in the Prospectus under the headings "Prospectus Summary -- Tax Status" and "Federal Income Tax Consequences."

Subject to its customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Prospectus and its investigation or verification of

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information contained therein, such counsel also shall state that nothing has come to the attention of such counsel to cause it to believe that the Prospectus on the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than tax, ERISA, financial, numerical and statistical information contained therein and distribution information as to which such counsel need express no opinion); in rendering such opinion counsel may (x) as to matters involving the application of laws other than the laws of any jurisdiction other than New York and the United States of America, assume the conformity of such laws with the laws of New York and (y) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Seller and the Servicer and public officials (references to the Prospectus in this clause include any supplements thereto). In rendering such opinion counsel may
(x) as to matters involving the application of laws other than the laws of any jurisdiction other than the Commonwealth of Virginia, assume the conformity of such laws with the laws of the Commonwealth of Virginia and (y) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Seller and the Servicer and public officials.

          (d) The Class A Underwriter shall have received an opinion of Orrick, Herrington & Sutcliffe LLP, special counsel for the Seller and the Servicer, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, to the effect that:

              (i) Each of this Agreement, the Pooling and Servicing Agreement and the Class A Certificates constitutes the legal, valid and binding obligation of the Seller and the Servicer enforceable against the Seller and the Servicer in accordance with its terms.

              (ii) The sale and delivery of the Class A Certificates in the manner contemplated by this Agreement and the Pooling and Servicing Agreement does not require (B) the registration of the Trust under the 1940 Act, or (C) the qualification of the Pooling and Servicing Agreement under the United States Trust Indenture Act of 1939, as amended.

              (iii) The Class A Certificates when executed and authenticated in accordance with the terms of the Pooling and Servicing Agreement and paid for by the Class A Underwriter pursuant to this Agreement will be duly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

              (iv) This Agreement, the Pooling and Servicing Agreement and the Class A Certificates conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (v) The statements in the Prospectus under the heading "Federal Income Tax Consequences" and the summary thereof under the heading "Summary of Terms -- Tax Status" and under the headings "Certain Legal Aspects of the Receivables" and "ERISA Considerations" to the extent they constitute matters of United States

          Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

Subject to its customary practices and limitations relating to the scope of such counsel's participation in the preparation of the Prospectus and its investigation or verification of information contained therein, such counsel also shall state that nothing has come to the attention of such counsel to cause it to believe that the Prospectus on the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than financial, numerical and statistical information contained therein and distribution information as to which such counsel need express no opinion); in rendering such opinion counsel may (x) as to matters involving the application of laws other than the laws of any jurisdiction other than New York and the United States of America, assume the conformity of such laws with the laws of New York and (y) rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Seller and the Servicer and public officials (references to the Prospectus in this clause include any supplements thereto).

          (e) The Class A Underwriter shall have received (i) an opinion or opinions of Orrick, Herrington & Sutcliffe LLP, special counsel for the Seller and the Servicer, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, with respect to certain matters relating to the transfer by the Seller of the Receivables and its interest in any related Funds Collateral to the Trust, with respect to the applicability of certain provisions of the Federal Deposit Insurance Act, as amended by the Financial Institutions, Reform, Recovery and Enforcement Act of 1989, with respect to the effect of receivership of the Seller on such interest in the Receivables and any related Funds Collateral and with respect to other related matters in a form approved by the Class A Underwriter and its counsel and (ii) an opinion or opinions of McGuire, Woods, Battle & Boothe, L.L.P., Virginia counsel for the Seller and the Servicer, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, with respect to the perfection of the Trust's interests in the Receivables and in the Seller's interest in any related Funds Collateral and certain other matters relating to any applicable Enhancement, with respect to the applicability of certain provisions of the Virginia Banking Act and any applicable Virginia insolvency law and with respect to Virginia tax consequences relating to the Trust and the Series Interests in a form approved by the Class A Underwriter and its counsel; in addition, the Class A Underwriter shall have received a reliance letter with respect to any opinion that the Seller or Servicer is required to deliver to any Rating Agency;

          (f) The Class A Underwriter shall have received from Cravath, Swaine & Moore a favorable opinion dated the Closing Date, with respect to the issuance and sale of the Class A Certificates, the Pooling and Servicing Agreement, the Prospectus and such other related matters as the Class A Underwriter may reasonably require; and the Seller shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass on all such matters.

          (g) At the Closing Date, Ernst & Young, LLP, shall have furnished to the Class A Underwriter a letter or letters, dated as of the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, confirming that they are certified independent public accountants and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Trust and the Seller) set forth in the Prospectus Supplement, agrees with the accounting records of the Trust and the Seller, excluding any questions of legal interpretation.

          (h) The Class A Underwriter shall have received evidence satisfactory to it that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the State Corporation Commission of the Commonwealth of Virginia, reflecting the interests of the Trust in the Receivables and in the Seller's interest in any related Funds Collateral and the proceeds thereof.

          (i) The Class A Underwriter shall have received an opinion of Emmet, Marvin & Martin, LLP, counsel to the Trustee, dated the Closing Date, in form and substance satisfactory to the Class A Underwriter and its counsel, to the effect that:

              (i) The Trustee has been duly incorporated and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions required of it under the Pooling and Servicing Agreement.

              (ii) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as such enforceability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereinafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing.

              (iii) The Class A Certificates have been duly authenticated and delivered by the Trustee.

              (iv) The execution and delivery of the Pooling and Servicing Agreement by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of New York governing the banking or trust powers of the Trustee, or (B) the Certificate of Incorporation or By-laws of the Trustee.

              (v) No approval, authorization or other action by, or filing with, any governmental authority of the United States of America or the State of New York having jurisdiction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement or the performance by the Trustee thereunder.


          (j) The Class A Certificates shall be rated at the time of issuance in the highest rating category by Standard & Poor's Ratings Group and Moody's Investors Service, Inc. and shall not have been placed on any credit watch with a negative implication for downgrade.

          (k) At or before the closing of the Class A Certificates, the Trust shall have sold to the Class B Underwriter $__________ aggregate principal amount of the Class B Certificates.

          (l) At or before the closing of the Class A Certificates, the Trust shall have duly issued to the Class C Interest Holder $____________ aggregate principal amount of the Class C Interests.

          (m) At or before the closing of the Class A Certificates, the Cash Collateral Account shall have been established in the name of the Trustee for the benefit of the holders of the Series Interests, and shall have been funded in the amount of $_________.

          (n) The Class A Underwriter shall have received such information, certificates and documents as the Class A Underwriter and its counsel may reasonably request.

          (o) All actions required to be taken and all filings required to be made by the Seller under the Securities Act before the Closing Date for the Certificates of such Series shall have been duly taken or made; and before the applicable Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Seller, threatened by the Commission.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions or certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Class A Underwriter and its counsel, this Agreement and all its obligations hereunder may be canceled at, or at any time before, the Closing Date by the Class A Underwriter. Notice of such cancellation shall be given to the Trust and the Seller in writing or by telephone or telecopy confirmed in writing.

     Section 7. Expenses. (a) Except as expressly set forth in this Agreement, the Seller will pay all expenses incidental to the performance of its obligations under this Agreement and will reimburse the Class A Underwriter for any expenses reasonably incurred by it in connection with qualification of the Class A Certificates and determination of their eligibility for investment under the laws of such jurisdictions as the Class A Underwriter may designate (including reasonable fees and disbursements of its counsel) and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Class A Certificates and for expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Class A Underwriter. Except as specifically provided in this Section and in Section 8 of this Agreement, the Class A Underwriter will pay all of its own costs and expenses (including the fees and disbursements of counsel), transfer taxes on resales of Class A Certificates by it and any advertising expenses connected with any offers it may make.

     (b) If the sale of the Class A Certificates provided for herein is not consummated because any condition to the obligations of the Class A Underwriter set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Seller to perform any agreement herein or to comply with any provision hereof other than by reason of (i) a default by the Class A Underwriter or (ii) the occurrence of any event specified in Section 14(a), (b) or (c) of this Agreement, the Seller will reimburse the Class A Underwriter upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Class A Underwriter in connection with the proposed purchase, sale and offering of the Class A Certificates.

     Section 8. Indemnification. (a) The Seller will indemnify and hold harmless the Class A Underwriter and each person, if any, who controls the Class A Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which the Class A Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Class A Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by the Class A Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Seller will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Seller by the Class A Underwriter specifically for use therein, and (ii) the Seller shall not be liable to the Class A Underwriter to the extent that any such loss, claim, damage or liability of the Class A Underwriter arises as a result of a misstatement or omission or alleged misstatement or omission in any Preliminary Prospectus that was corrected in the Prospectus (and copies of which Prospectus were furnished to the Class A Underwriter) and the Class A Underwriter, if required by law, failed to give or send to the purchaser, at or before the written confirmation of sale, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     (b) The Class A Underwriter will indemnify and hold harmless the Seller against any losses, claims, damages or liabilities to which the Seller may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Seller by the Class A Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Seller in connection with investigating or defending any such loss, claim, damage, liability or action. The Seller agrees with the Class A Underwriter that the only information furnished to the Seller by the Class A Underwriter specifically for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, is the information under the heading "Underwriting" in any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Class A Underwriter may otherwise have.

     (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under clause (a) or (b), notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under clause (a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

     (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under this Section, then such indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in this Section, (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Class A Underwriter on the other from the offering of the Class A Certificates or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Seller on the one hand and the Class A Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Seller on the one hand and the Class A Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Seller bear to the total underwriting discounts and commissions received by the Class A Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Class A Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this clause (d). Notwithstanding the provisions of this clause (d), the Class A Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Class A Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The obligations of the indemnifying party under this Section shall be in addition to any liability which the indemnifying party may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the indemnified party within the meaning of the Act.

     Section 9. Survival of Representations and Obligations. The respective agreements, representations, warranties and other statements made by the Seller or its officers, including any such agreements, representations, warranties and other statements relating to the Trust, and of the Class A Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Class A Underwriter, the Seller or any of their respective officers or directors or any controlling person, and will survive delivery of and payment of the Class A Certificates. The provisions of Section 7 and Section 8 shall survive the termination or cancellation of this Agreement.

     Section 10. Notices. All communications hereunder shall be in writing and effective only on receipt, and, if to the Class A Underwriter, will be mailed, delivered or telecopied and confirmed to the address for the Class A Underwriter set forth on the first page hereof, and, if sent to the Seller, will be mailed, delivered or telecopied and confirmed to Capital One Bank, in care of Capital One Services, Inc., 2980 Fairview Park Drive, Suite 1300, Falls Church, Virginia 22042, attention of General Counsel with a copy to Director of Securitization.

     Section 11. Applicable Law, Entire Agreement. This Agreement will be governed by and construed in accordance with the law of the State of New York. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

     Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 8 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     Section 13. Waivers; Headings. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

     Section 14. Termination of the Obligations of the Class A Underwriter. The obligations of the Class A Underwriter to purchase the Class A Certificates on the Closing Date shall be terminable by the Class A Underwriter by written notice delivered to the Seller if at any time on or before the Closing Date (a) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange, (b) a general moratorium on commercial banking activities in New York or Virginia shall have been declared by any of Federal, New York or Virginia authorities, (c) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Class A Underwriter's judgment, impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus or
(d) any change or any development involving a prospective change, materially and adversely affecting (i) the Trust Assets taken as a whole or (ii) the business or properties of the Seller occurs, which, in the Class A Underwriter's judgment, in the case of either clause (i) or (ii), makes it impracticable to market the Class A Certificates on the terms and in the manner contemplated in the Prospectus. Upon such notice being given, the parties to this Agreement shall (except for the liability of the Seller under Section 7 and Section 8 and the liability of the Class A Underwriter under Section 15) be released and discharged from their respective obligations under this Agreement.

     Section 15. Computational Materials and ABS Terms.   (a) The Class A
Underwriter agrees to provide to the Seller, not less than two Business Days prior to the date on which the

Seller is required to file the Prospectus pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Seller) with respect to the offering of the Class A Certificates that constitutes "Computational Materials" as defined in the Commission's No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation (as made generally applicable to registrants, issuers and underwriters by the Commission's response to the request of the Public Securities Association dated May 27, 1994 (the "Kidder/PSA Letter")), that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

     (b) The Class A Underwriter agrees to provide to the Seller, not less than two Business Days prior to the date on which the Seller is required to file the Prospectus Supplement pursuant to Rule 424(b), any information used by it (in such written or electronic format as required by the Seller) with respect to the offering of the Class A Certificates that constitutes "ABS Term Sheets," as defined in the Commission's No-Action Letter, dated February 17, 1995, addressed to the Public Securities Association, that is not contained in the Prospectus (without taking into account information incorporated therein by reference).

     (c) The Class A Underwriter agrees, assuming all information provided by the Seller is accurate and complete in all material respects, to indemnify and hold harmless the Seller, each of the officers and directors of the Seller and each person who controls the Seller within the meaning of Section 15 of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in the Computational Materials or ABS Term Sheets, if any, provided by the Class A Underwriter, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action as such expenses are incurred. The obligations of the Class A Underwriter under this Section shall be in addition to any liability that the Class A Underwriter may otherwise have. The procedures set forth in Section 8(c) and 8(d) shall be equally applicable to this Section 17(c).

     If you are in agreement with the foregoing, please sign a counterpart hereof and return it to the Seller, whereupon this letter and your acceptance shall become a binding agreement between the Seller and the Class A Underwriter.


                                        Very truly yours,


                                        CAPITAL ONE BANK,
                                         as Seller



                                        By _____________________________
                                           Name:
                                           Title:


The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.


[Class A Underwriter]



By ___________________________
   Name:
   Title: